                                                                     Exhibit h.1

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                        TORTOISE GAS AND OIL CORPORATION
                            (a Maryland corporation)
                                100 Common Shares

                               PURCHASE AGREEMENT

Dated:  July 17, 2007
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                        TORTOISE GAS AND OIL CORPORATION
                            (a Maryland corporation)
                                100 Common Shares
                           (Par Value $.001 Per Share)

                               PURCHASE AGREEMENT

                                                                   July 17, 2007

Stifel, Nicolaus & Company, Incorporated
501 N. Broadway
St. Louis, Missouri 63102

Ladies and Gentlemen:

     Tortoise Gas and Oil Corporation,  a Maryland  corporation (the "Company"), proposes,  subject to the terms and conditions  stated herein, to issue and sell in a private  placement  100 shares of common  stock,  par value $.001 per share
(the "Common Shares"), of the Company to Stifel, Nicolaus & Company Incorporated
(the "Purchaser") under the Securities Act of 1933, as amended (the "1933 Act"), in reliance  upon an exemption  from  registration  pursuant to Rule 144A ("Rule
144A") of the rules and  regulations  promulgated  under the 1933 Act (the "1933
Act Regulations") by the Securities and Exchange  Commission (the "Commission"),
by means of and on the terms and in the manner set forth herein and in the Final
Offering   Memorandum  (as  defined  below).  The  term  "Preliminary   Offering
Memorandum" as used herein means the preliminary offering dated June 13, 2007 as supplemented by the supplement to preliminary offering memorandum dated July 13,
2007 (collectively,  the "Preliminary Offering Memorandum"), and the term "Final
Offering Memorandum" means the final Offering  Memorandum,  dated July 16, 2007.
The 100 Common Shares to be sold by the Company to the  Purchaser  hereunder are hereinafter called the "Securities."

     The  Securities  are being offered and sold by the Company to the Purchaser without  being  registered  under  the 1933 Act,  in  reliance  upon  exemptions therefrom, and any subsequent purchasers ("Subsequent  Purchasers") that acquire
Securities  may only  resell  or  otherwise  transfer  such  Securities  if such
Securities are hereafter  registered  under the 1933 Act or if an exemption from the  registration  requirements  of the 1933  Act is  available  (including  the exemption afforded by Rule 144A).

     The Company has  prepared  and  delivered  to the  Purchaser  copies of the
Preliminary Offering Memorandum and the Final Offering Memorandum, setting forth information concerning the Company and the Securities.

     The Company has entered into an Investment Advisory Agreement,  dated as of
June 8,  2007 (the  "Investment  Advisory  Agreement"),  with  Tortoise  Capital
Advisors,  L.L.C.,  a  Delaware  limited  liability  company  registered  as  an investment adviser (the "Advisor"),  under the Investment  Advisers Act of 1940, as  amended,  and  the  rules  and  regulations  thereunder  (collectively,  the
"Advisers Act").

     The Company will enter into a Registration Rights Agreement, to be dated as of July 17,  2007  (the  "Registration  Rights  Agreement")  with the  Purchaser relating to the subsequent registration of the Securities under the 1933 Act.

     SECTION 1. Representations and Warranties.

     (a)  Representations  and  Warranties  by the Company.  The Company and the
Advisor, jointly and severally, represent and warrant to the Purchaser as of the date hereof,  the Applicable  Time referred to in Section  1(a)(i) and as of the
Closing Time referred to in Section 2(b) hereof,  and agrees with the Purchaser, as follows:

          (i) Offering  Memorandum.  The Final Offering Memorandum does not, and at the Closing  Time will not,  include an untrue  statement  of a material fact or omit to  state a  material  fact  necessary  in  order  to make the statements therein, in the light of the circumstances under which they were made,  not  misleading;  provided  that this  representation,  warranty and agreement  shall not apply to  statements  in or  omissions  from the Final
     Offering   Memorandum   made  in  reliance  upon  and  in  conformity  with
     information  furnished in writing to the Company by the Purchaser expressly for  use  in  the  Final  Offering  Memorandum,  with  the  parties  hereto confirming that no such information has been furnished.

          As of the Applicable Time (as defined below), the Preliminary Offering
     Memorandum  distributed  to investors  did not, and as of the Closing Time, will not,  include any untrue statement of a material fact or omit to state any material fact  necessary in order to make the  statements  therein,  in light of the circumstances  under which they were made, not misleading.  As used in this subsection and elsewhere in this Agreement:  "Applicable Time"
     means  __:__  _.m.  (Eastern  Time) on July 17,  2007 or such other time as agreed by the Company and the Purchaser.

          (ii)  Independent  Accountants.  The  accountants  who  certified  the statement of assets and  liabilities  and the statement of operations,  and the  related  notes,  included  in the Final  Offering  Memorandum  are (A)
     independent  public accountants as defined by the 1933 Act and the 1933 Act
     Regulations, (B) in compliance with the applicable requirements relating to the  qualification of accountants  under Rule 2-01 under Regulation S-X and
     (C) a registered  public  accounting  firm as defined by the Public Company
     Accounting  Oversight  Board  ("PCAOB"),  whose  registration  has not been suspended  or revoked and who has not  requested  such  registration  to be withdrawn.

          (iii)  Financial  Statements.  The  audited  statement  of assets  and liabilities and the audited  statement of operations  included in the Final
     Offering  Memorandum,  together with the related notes,  present fairly the financial  position of the Company as of the date  indicated;  there are no financial statements that are required to be included in the Final Offering
     Memorandum  that are not included as required;  said  financial  statements have  been  prepared  in  conformity  with  generally  accepted  accounting principles  in the United  States  ("GAAP")  applied on a consistent  basis throughout the periods involved.  The financial data set forth in the Final
     Offering Memorandum under the caption  "Capitalization and Dilution" fairly presents the information set forth therein on a basis  consistent with that of the audited financial  statements and related notes thereto contained in the Final Offering Memorandum.

          (iv) No Material  Adverse  Change in  Business.  Since the  respective dates  as of  which  information  is  given  in  the  Preliminary  Offering
     Memorandum,  except  as  otherwise  stated  therein,  (A) there has been no material adverse change in the condition, financial or otherwise, or in the business  affairs or  business  prospects  of the  Company,  whether or not arising in the ordinary course of business (a "Material  Adverse  Effect"),
     (B) there have been no transactions entered into by the Company, other than those in the ordinary  course of business,  which are material with respect to the Company,  and (C) there has been no dividend or  distribution of any kind  declared,  paid or made by the  Company  on any class of its  capital stock.

          (v) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate  power and authority to own,  lease and operate its  properties and to conduct its business as described in the
     Preliminary  Offering  Memorandum and the Final Offering  Memorandum and to
     enter into and perform its obligations under this Agreement, the Investment
     Advisory Agreement and the Registration  Rights Agreement;  and the Company
     is duly qualified as a foreign  corporation to transact  business and is in good standing in each other  jurisdiction  in which such  qualification  is required,  whether by reason of the ownership or leasing of property or the conduct of  business,  except  where the  failure so to qualify or to be in good  standing  would not be  reasonably  likely  to  result in a  Material
     Adverse Effect.

          (vi) Subsidiaries.  The Company has no subsidiaries.  The Company does not own, directly or indirectly, any shares of stock or any other equity or debt  securities of any  corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.

          (vii) Capitalization.  The authorized,  issued and outstanding capital stock of the Company is as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption "Description of Capital
     Stock".  The shares of issued and outstanding  capital stock of the Company have  been duly  authorized  and  validly  issued  and are  fully  paid and non-assessable;  none of the  outstanding  shares of  capital  stock of the
     Company was issued in violation of preemptive  or other  similar  rights of any securityholder of the Company.

          (viii) Authorization of Agreements.  This Agreement and the Investment
     Advisory  Agreement have each been, and the  Registration  Rights Agreement will be as of the Closing Time, duly authorized,  executed and delivered by the Company and are, and will be as of the Closing Time,  valid and binding obligations of the Company,  enforceable  against the Company in accordance with their terms,  except as the enforcement  thereof may be subject to (i)
     bankruptcy,  insolvency,  reorganization,  moratorium or other similar laws now or thereafter in effect  relating to  creditors'  rights  generally and
     (ii) general  principles  of equity and the  discretion of the court before which any proceeding therefor may be brought.

          (ix) Authorization and Description of Securities.  The Securities have been duly  authorized for issuance and sale by the Company to the Purchaser pursuant to this  Agreement  and,  when issued and delivered by the Company pursuant to this Agreement  against payment of the  consideration set forth herein,  will be  validly  issued and fully  paid and  non-assessable;  the
     Common Shares conform to all statements  relating thereto  contained in the
     Preliminary  Offering Memorandum and the Final Offering Memorandum and such descriptions  conform to the rights set forth in the  instruments  defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any  securityholder of the Company.

          (x) Absence of Defaults and Conflicts. The Company is not in violation of its articles or by-laws or in default in the  performance  or observance of any  obligation,  agreement,  covenant  or  condition  contained  in any contract,  indenture,  mortgage,  deed of trust,  loan or credit agreement, note,  lease or other  agreement  or  instrument  to which the Company is a party or by which it may be  bound,  or to  which  any of the  property  or
     assets  of  the   Company  is  subject   (collectively,   "Agreements   and
     Instruments")  except for such defaults that would not be reasonably likely to result in a Material  Adverse  Effect;  and the execution,  delivery and performance of this Agreement,  the  Registration  Rights Agreement and the
     Investment  Advisory  Agreement

     and the  consummation of the transactions  contemplated  herein and therein
     (including  the  issuance  and  sale of the  Securities  and the use of the proceeds from the sale of the  Securities  as described in the  Preliminary
     Offering  Memorandum  and the Final Offering  Memorandum  under the caption
     "Use of  Proceeds")  and  compliance  by the Company  with its  obligations hereunder  and  thereunder  have  been  duly  authorized  by all  necessary corporate  action  and do not and will not,  whether  with or  without  the giving of notice or passage of time or both,  conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien,  charge or  encumbrance  upon any  property  or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the  provisions of the articles or by-laws of the Company, any applicable law, statute,  rule,  regulation,  judgment,  order, writ or decree of any government,  government instrumentality or court, domestic or foreign,  having  jurisdiction  over  the  Company  or any  of its  assets, properties or operations.

          (xi) Absence of  Proceedings.  There is no action,  suit,  proceeding, inquiry or  investigation  before or  brought by any court or  governmental agency or body, domestic or foreign,  now pending,  or, to the knowledge of the  Company,  threatened,  against  or  affecting  the  Company,  which is required to be disclosed in the  Preliminary  Offering  Memorandum  and the
     Final Offering  Memorandum  (other than as disclosed  therein),  or that is reasonably  likely to  result  in a  Material  Adverse  Effect,  or that is reasonably  likely to  materially  and adversely  affect the  properties or assets of the Company or the consummation of the transactions  contemplated in this  Agreement,  the  Registration  Rights  Agreement or the Investment
     Advisory  Agreement or the  performance  by the Company of its  obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings  to  which  the  Company  is a  party  or of  which  any of its properties  or  assets  is the  subject  which  are  not  described  in the
     Preliminary   Offering  Memorandum  and  the  Final  Offering   Memorandum,
     including  ordinary routine litigation  incidental to the business,  is not reasonably likely to result in a Material Adverse Effect.

          (xii)   Absence  of  Further   Requirements.   No  filing   with,   or
     authorization,    approval,    consent,   license,   order,   registration,
     qualification  or decree of, any court or governmental  authority or agency is  necessary  or  required  for  the  performance  by the  Company  of its obligations hereunder, in connection with the offering, issuance or sale of
     the  Securities   hereunder  or  the   consummation  of  the   transactions
     contemplated by this Agreement or the Investment Advisory Agreement, except such as have been already obtained.

          (xiii) Possession of Licenses and Permits.  The Company possesses such
     permits,   licenses,   approvals,   consents   and   other   authorizations
     (collectively,  "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory  agencies or bodies necessary to conduct the  business  now  operated  by  it  or  proposed  to  be  operated  by it immediately  following  the offering of the  Securities as described in the
     Preliminary Offering Memorandum and the Final Offering  Memorandum,  except where the failure so to possess is not  reasonably  likely to, singly or in the  aggregate,  result in a Material  Adverse  Effect;  the  Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply is not  reasonably  likely to, singly or in the  aggregate,  result  in a  Material  Adverse  Effect;  all of the
     Governmental  Licenses are valid and in full force and effect,  except when the  invalidity  of  such  Governmental  Licenses  or the  failure  of such
     Governmental  Licenses  to be in full  force and  effect is not  reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect;
     and the Company has not received any notice of proceedings  relating to the revocation or modification of any such Governmental  Licenses which, singly or in the aggregate,  if the subject of an unfavorable decision,  ruling or finding, would result in a Material Adverse Effect.

          (xiv) Registration Rights. Other than as set forth in the Registration
     Rights Agreement,  there are no persons with  registration  rights or other similar rights requiring the Company to register any securities as a result of the Offering.

          (xv) Related Party Transactions.  There are no business  relationships or related  party  transactions  involving  the Company or any other person required to be described in the  Preliminary  Offering  Memorandum  and the
     Final Offering Memorandum which have not been described as required.

          (xvi) Investment Advisory  Agreement.  (A) The terms of the Investment
     Advisory  Agreement,  including  compensation terms, comply in all material respects with all applicable  provisions of the  Investment  Company Act of
     1940,  as  amended  (the  "1940  Act")  and  the  Advisers  Act and (B) the
     approvals by the board of directors and the  stockholders of the Company of the Investment  Advisory  Agreement  have been made in accordance  with the requirements of Section 15 of the 1940 Act.

          (xvii)  Interested  Persons.  Except as disclosed  in the  Preliminary
     Offering  Memorandum  and the Final Offering  Memorandum,  (A) no person is serving or acting as an  officer,  director  or  investment  adviser of the
     Company,  except in accordance  with the provisions of the 1940 Act and the
     Advisers Act, and (B) to the  knowledge of the Company,  no director of the
     Company  is an  "interested  person"  (as  defined  in the 1940 Act) of the
     Company  or an  "affiliated  person"  (as  defined  in the 1940 Act) of the
     Purchaser.

          (xviii)  Employees and  Executives.  The Company is not aware that (A)
     any executive  officer,  key employee or significant  group of employees of the Advisor plans to terminate  employment with the Advisor or (B) any such
     executive   officer  or  key   employee  is  subject  to  any   noncompete,
     nondisclosure,   confidentiality,   employment,   consulting   or   similar
     arrangement  that would be violated  by the  present or  proposed  business activities of the Company or the Advisor.

          (xix)  Similar  Offerings.  Except for the placement by the Company of
     Common Shares as set forth in the Final  Offering  Memorandum,  none of the
     Company  or any of its  respective  affiliates,  as such term is defined in
     Rule 501(b) under the 1933 Act (each,  an  "Affiliate"),  has,  directly or indirectly,  solicited  any  offer  to  buy,  sold  or  offered  to sell or otherwise  negotiated  in  respect  of, or will,  directly  or  indirectly, solicit any offer to buy,  sell or offer to sell or otherwise  negotiate in respect  of,  in the  United  States or to any  United  States  citizen  or resident, any security which is or would be integrated with the sale of the
     Securities in a manner that would  require the  Securities to be registered under the 1933 Act.

          (xx) Rule 144A  Eligibility.  The  Securities  are eligible for resale pursuant to Rule 144A under of the 1933 Act.

          (xxi) No 1933 Act Registration  Required. (A) Subject to compliance by the Purchaser with the  representations and warranties set forth in Section
     2 hereof,  it is not  necessary  in  connection  with the  offer,  sale and delivery of the  Securities  by the Company to the  Purchaser in the manner contemplated  by  this  Agreement  and the  Final  Offering  Memorandum  to register the  Securities  under the 1933 Act and (B) it is not necessary in connection  with the  placement  of  Common  Shares by the  Company  to the initial investors as reflected in the Final Offering Memorandum to register such securities under the 1933 Act.

          (xxii) Accounting Controls.  The Company has established and maintains a system of internal  accounting  controls sufficient to provide reasonable assurances  that (A)  transactions  will

     be executed in accordance with management's authorization; (B) transactions will be recorded as necessary to permit preparation of financial statements in  conformity  with GAAP and to maintain  accountability  for assets;  (C)
     access to assets will be permitted  only in  accordance  with  management's authorization;  (D) the recorded accountability for assets will be compared with the existing  assets at reasonable  intervals and  appropriate  action will be taken with respect to any  differences;  (E)  material  information relating  to the  Company  and the assets  managed by the  Advisor  will be promptly  made  known to the  officers  responsible  for  establishing  and maintaining  the  system  of  internal  accounting  controls;  and  (F) any significant  deficiencies  or  weaknesses  in the  design or  operation  of internal  accounting  controls which could  adversely  affect the Company's ability to record,  process,  summarize and report  financial data, and any fraud whether or not material that involves  management or other  employees who have a significant  role in internal  controls,  will be adequately and promptly  disclosed  to the  Company's  independent  auditors and the audit committee of the Company's board of directors.

          (xxiii) No  Extension  of Credit.  The  Company  has not,  directly or indirectly,  extended  credit,  arranged to extend  credit,  or renewed any extension of credit, in the form of a personal loan, to or for any director or  executive  officer of the  Company,  or to or for any family  member or affiliate of any director or executive officer of the Company.

     (b) Representations  and Warranties of the Advisor.  The Advisor represents to the  Purchaser as of the date hereof and, as of the Closing Time  referred in
Section 2(b) hereof, and agrees with the Purchaser as follows:

          (i) No Material Adverse Change in Business. Since the respective dates as of which  information is given in the Preliminary  Offering  Memorandum, except as  otherwise  stated  therein,  there has been no material  adverse change  in the  condition,  financial  or  otherwise,  or in  the  business affairs, business prospects or regulatory status of the Advisor, whether or not arising in the  ordinary  course of business,  or that would  otherwise prevent the Advisor from carrying out its respective  obligations under the
     Investment Advisory Agreement (an "Advisor's Material Adverse Effect").

          (ii) Good Standing. The Advisor has been duly organized and is validly existing as a limited  liability company in good standing under the laws of the  State  of  Delaware,  and has  limited  liability  company  power  and authority  to own,  lease and  operate  its  properties  and to conduct its business as  described  in the  Offering  Memorandum  and to enter into and perform its obligations under this Agreement;  the Advisor also has limited liability  company  power and  authority to execute and deliver and perform its obligations  under the Investment  Advisory  Agreement;  the Advisor is duly  qualified  to transact  business  as a foreign  entity and is in good standing  in  each  other  jurisdiction  in  which  such  qualification  is required,  whether by reason of ownership or leasing of its property or the conduct  of  business,  except  where the  failure to qualify or be in good standing would not be reasonably likely to result in an Advisor's  Material
     Adverse Effect.

          (iii)  Registration Under Advisers Act. The Advisor is duly registered with the Commission as an investment  adviser under the Advisers Act and is not  prohibited  by the  Advisers  Act,  the  1940  Act  or the  applicable published rules and regulations thereunder from acting under the Investment
     Advisory  Agreement  for the  Company as  contemplated  by the  Preliminary
     Offering Memorandum and the Final Offering Memorandum. There does not exist any proceeding or, to the Advisor's  knowledge,  any facts or circumstances the existence of which could lead to any proceeding  which might  adversely affect the registration of the Advisor with the Commission.

          (iv) Absence of  Proceedings.  There is no action,  suit,  proceeding, inquiry or  investigation  before or  brought by any court or  governmental agency or body, domestic or foreign,  now pending,  or, to the knowledge of the  Advisor,  threatened,  against  or  affecting  the  Advisor,  which is required to be disclosed in the  Preliminary  Offering  Memorandum  and the
     Final Offering Memorandum (other than as disclosed therein), or which might result in a  Material  Adverse  Effect  or an  Advisor's  Material  Adverse
     Effect,  or which might  materially and adversely  affect the properties or assets of the Advisor or the consummation of the transactions  contemplated in this Agreement or the Investment Advisory Agreement,  or the performance by the Advisor of its obligations hereunder or thereunder; the aggregate of all pending  legal or  governmental  proceedings  to which the Advisor is a party or of which any of its  property or assets is the  subject  which are not described in the Preliminary  Offering Memorandum or the Final Offering
     Memorandum,   including  ordinary  routine  litigation  incidental  to  its business, could not result in an Advisor's Material Adverse Effect.

          (v) Absence of Defaults and Conflicts. The Advisor is not in violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any  contract,  indenture,  mortgage,  deed of  trust,  loan  or  credit agreement,  note,  lease or other  agreement  or  instrument  to which  the
     Advisor  is a party  or by which it may be  bound,  or to which  any of the properties or assets of the Advisor is subject (collectively,  the "Advisor
     Agreements and  Instruments"),  or in violation of any law, statute,  rule, regulation,  judgment,  order  or  decree  except  for such  violations  or defaults  that  would not be  reasonably  likely  to  result in a  Material
     Adverse Effect or an Advisor's  Material Adverse Effect; and the execution, delivery and  performance  of this  Agreement and the  Investment  Advisory
     Agreement, and the consummation of the transactions contemplated herein and therein  (including  the issuance and sale of the Securities and the use of the  proceeds  from  the  sale  of  the  Securities  as  described  in  the
     Preliminary Offering Memorandum and the Final Offering Memorandum under the caption  "Use  of  Proceeds")  and  compliance  by  the  Advisor  with  its obligations hereunder and under the Investment Advisory Agreement have been duly authorized by all necessary  limited  liability  company action and do not and will not,  whether  with or without the giving of notice or passage of time or both,  conflict  with or  constitute  a breach of, or default or
     Advisor Repayment Event (as defined below) under, or result in the creation or imposition of any lien,  charge or  encumbrance  upon any  properties or assets of the Advisor pursuant to, the Advisor  Agreements and Instruments, nor will such  action  result in any  violation  of the  provisions  of the limited liability company agreement of the Advisor,  or any applicable law,
     statute,  rule,  regulation,   judgment,  order,  writ  or  decree  of  any
     government,  government  instrumentality  or court,  domestic  or  foreign, having  jurisdiction  over the Advisor or any of its assets,  properties or operations. As used herein, an "Advisor Repayment Event" means any event or condition  which gives the holder of any note,  debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Advisor.

          (vi)  Authorization  of Agreements.  This Agreement and the Investment
     Advisory Agreement have been duly authorized, executed and delivered by the
     Advisor. This Agreement and the Investment Advisory Agreement are valid and binding obligations of the Advisor,  as applicable,  enforceable against it in accordance with their terms,  except as the  enforcement  thereof may be subject to (i) bankruptcy, insolvency, reorganization,  moratorium or other similar laws now or  thereafter  in effect  relating to  creditors'  rights generally and (ii) general  principles of equity and the  discretion of the court before which any proceeding therefor may be brought.

          (vii)   Absence  of  Further   Requirements.   No  filing   with,   or
     authorization,    approval,    consent,   license,   order,   registration,
     qualification  or decree of, any court or governmental

     authority or agency is necessary  or required  for the  performance  by the
     Advisor of its  obligations  hereunder,  in  connection  with the offering, issuance or sale of the  Securities  hereunder or the  consummation  of the transactions  contemplated  by this  Agreement or the  Investment  Advisory
     Agreement, except such as have already been made or obtained.

          (viii)  Description  of  Advisor.  The  descriptions  of  the  Advisor contained in the  Preliminary  Offering  Memorandum  and the Final Offering
     Memorandum do not, and prior to the time of purchase will not,  contain any untrue  statement  of a  material  fact or omit to  state a  material  fact necessary to make the statements  therein, in light of the circumstances in which they were made, not misleading.

          (ix)  Financial  Resources.  The Advisor has the  financial  resources available  to  it  necessary  for  the  performance  of  its  services  and obligations as contemplated in the Preliminary  Offering Memorandum and the
     Final  Offering  Memorandum  and under this  Agreement  and the  Investment
     Advisory Agreement.

          (x)  Possession of Licenses and Permits.  The Advisor  possesses  such
     Governmental  Licenses issued by the appropriate  federal,  state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the  aggregate,  result in a  Material  Adverse  Effect or an  Advisor's
     Material  Adverse  Effect;  the Advisor is in compliance with the terms and conditions of all such Governmental  Licenses,  except where the failure so to comply  would  not,  singly or in the  aggregate,  result in a  Material
     Adverse  Effect  or an  Advisor's  Material  Adverse  Effect;  all  of  the
     Governmental  Licenses are valid and in full force and effect,  except when the  invalidity  of  such  Governmental  Licenses  or the  failure  of such
     Governmental  Licenses to be in full force and effect would not,  singly or in the  aggregate,  result in a  Material  Adverse  Effect or an  Advisor's
     Material  Adverse  Effect;  and the Advisor has not  received any notice of proceedings  relating  to  the  revocation  or  modification  of  any  such
     Governmental Licenses which, singly or in the aggregate,  if the subject of an  unfavorable  decision,  ruling or finding,  would  result in a Material
     Adverse Effect or an Advisor's Material Adverse Effect.

          (xi)  Employment  Status.  The  Advisor  is not  aware  that  (A)  any executive,  key employee or  significant  group of employees of the Advisor plans to  terminate  employment  with the  Advisor  (B) any such  executive officer  or key  employee  is subject  to any  non-compete,  nondisclosure, confidentiality,  employment, consulting or similar agreement that would be violated by the present or proposed  business  activities of the Company or the Advisor except where such termination or violation would not constitute a Material Adverse Effect or an Advisor's Material Adverse Effect.

          (xii)  Internal  Controls.  The Advisor  operates a system of internal controls  sufficient to provide reasonable  assurance that (A) transactions effectuated by it under the Investment  Advisory  Agreement are executed in accordance with its management's general or specific authorization; and (B)
     access to the Company's  assets is permitted  only in  accordance  with its management's general or specific authorization.

     (c) Officer's  Certificates.  Any certificate  signed by any officer of the
Company  or the  Advisor  delivered  to the  Purchaser  or to  counsel  for  the
Purchaser  shall be deemed a  representation  and warranty by the Company or the
Advisor, respectively, to the Purchaser as to the matters covered thereby.

     SECTION 2. Sale and Delivery to the Purchaser; Closing.

     (a) Securities.  On the basis of the  representations and warranties herein contained and subject to the terms and conditions  herein set forth, the Company agrees to sell to the  Purchaser,  at a price per share of  $14.025,  all of the
Securities.

     (b) Payment.  At ___:00 _.m.  (Eastern time) on the date of this Agreement, or such other time not later than ten business  days after such date as shall be agreed upon by the  Purchaser and the Company (such time and date of payment and delivery  being herein  called  "Closing  Time"),  payment  shall be made to the
Company from the Purchaser, by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Purchaser of the
Securities to be purchased by the Purchaser.

     SECTION 3.  Covenants of the Company and the  Advisor.  The Company and the
Advisor, jointly and severally, covenant with the Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the  Purchaser,  without  charge,  such  number of copies of the  Preliminary
Offering  Memorandum  and the Final  Offering  Memorandum and any amendments and supplements thereto as the Purchaser may reasonably request.

     (b) Notice and Effect of Material Events.  The Company will promptly notify the  Purchaser,  and confirm  such notice in writing,  of any filing made by the
Company of  information  relating  to the  offering of the  Securities  with any securities  exchange or any other  regulatory  body in the United  States or any other  jurisdiction,  which (i) make any statement in the  Preliminary  Offering
Memorandum and the Final Offering Memorandum false or misleading or (ii) are not disclosed  in  the  Preliminary  Offering  Memorandum  and  the  Final  Offering
Memorandum.  In such  event or if during  such time any event  shall  occur as a result  of  which  it is  necessary,  in the  reasonable  opinion  of any of the
Company,  its counsel,  the Purchaser or counsel for the Purchaser,  to amend or supplement the Preliminary Offering Memorandum and the Final Offering Memorandum
in order that the  Offering  Memorandum  not include any untrue  statement  of a material  fact or omit to state a material  fact  necessary in order to make the statements  therein  not  misleading  in the  light  of the  circumstances  then existing,  the  Company  will  forthwith  amend or  supplement  the  Preliminary
Offering   Memorandum  and  the  Final  Offering  Memorandum  by  preparing  and furnishing to the  Purchaser an amendment or  amendments  of, or a supplement or supplements  to, the  Preliminary  Offering  Memorandum  and the Final  Offering
Memorandum  (in form and substance  satisfactory  in the  reasonable  opinion of counsel  for  the  Purchaser)  so  that,  as so  amended  or  supplemented,  the
Preliminary  Offering  Memorandum  and the Final  Offering  Memorandum  will not include an untrue  statement of a material fact or omit to state a material fact necessary  in  order  to  make  the  statements  therein,  in the  light  of the circumstances  existing  at  the  time  it  is  delivered  to a  Purchaser,  not misleading.

     (c) Use of Proceeds.  The Company will use the net proceeds  received by it from the sale of the  Securities in the manner  specified in the Final  Offering
Memorandum under "Use of Proceeds."

     (d)  Qualification  of Securities  for Offer and Sale. The Company will use its best efforts,  in  cooperation  with the  Purchaser,  to qualify the offered
Securities  for offering and sale under the applicable  securities  laws of such states and other  jurisdictions  as the  Purchaser may designate and to maintain such  qualifications  in  effect  as  long  as  required  for  the  sale  of the
Securities;  provided,  however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or  to  subject  itself  to  taxation  in  respect  of  doing  business  in  any jurisdiction in which it is not otherwise so subject.

                                       10

     (e) Amendment to Final  Offering  Memorandum and  Supplements.  The Company
will advise the Purchaser  promptly of any proposal to amend or  supplement  the
Final  Offering  Memorandum  and will not effect such amendment or supplement if the Purchaser or counsel to the Purchaser shall reasonably  object.  Neither the consent  of the  Purchaser,  nor  the  delivery  by the  Purchaser  of any  such amendment or supplement,  shall constitute a waiver of any of the conditions set forth in Section 5 hereof or waiver of termination rights.

     (f) PORTAL  Designation.  The Company will use its commercially  reasonable efforts  to  permit  the  Securities  to  be  designated  PORTAL  securities  in accordance with the rules and regulations adopted by the National Association of
Securities Dealers, Inc. relating to trading in the PORTAL Market.

     (g) DTC. The Company will  cooperate  with the  Purchaser  and use its best efforts to permit the  offered  Securities  to be  eligible  for  clearance  and settlement through the facilities of the Depository Trust Company ("DTC").

     (h) Provision of Information.  Unless the Company furnishes  information to the  Commission  pursuant  to Section 13 or 15(d) of the 1934 Act,  the  Company
agrees that,  prior to any public  offering of its Common  Shares,  it will make available on the Advisor's website, or, at its option mail to all holders of its
Securities,  including any subsequent holders of its Securities, any information that it files under the 1940 Act and quarterly  and annual  reports with respect to the Company.

     (i) Accounting  Controls.  The Company will establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's authorization; (B)
transactions  are  recorded as  necessary  to permit  preparation  of  financial statements in conformity  with GAAP and to maintain  accountability  for assets;
(C)  access  to  assets  is  permitted  only  in  accordance  with  management's authorization;  (D) the recorded  accountability for assets is compared with the existing  assets at reasonable  intervals and  appropriate  action is taken with respect to any differences; (E) material information relating to the Company and the  assets  managed  by the  Advisor is  promptly  made  known to the  officers responsible for establishing  and maintaining the system of internal  accounting controls;  and (F) any  significant  deficiencies or weaknesses in the design or operation  of internal  accounting  controls  which could  adversely  affect the
Company's ability to record,  process,  summarize and report financial data, and any fraud whether or not material that  involves  management or other  employees who have a significant  role in internal  controls,  are adequately and promptly disclosed to the Company's  independent  auditors and the audit committee of the
Company's board of directors.

     (j) Disclosure Controls.  The Company will use its commercially  reasonable efforts to establish  and employ  disclosure  controls and  procedures  that are designed to ensure that  information  required to be disclosed by the Company in
the  reports  that  it  prepares  for  its   shareholders   is  accumulated  and
communicated  to the Company's  management,  including  its principal  executive officer or officers and principal financial officer or officers,  as appropriate to allow timely decisions regarding  disclosure and at such time as it registers its Common Shares under the  Securities  Exchange Act of 1934 ("1934 Act"),  the
reports  that it files or submits  under the 1934 Act are  recorded,  processed, summarized and reported,  within the time periods  specified in the Commission's rules and forms.

     (k) Rule 144A Information.  The Company agrees that, in order to render the
Securities  eligible for resale  pursuant to Rule 144A under the 1933 Act, while any of the  Securities  remain  outstanding  and  while  the  securities  remain
Registrable  Securities under the Registration  Rights  Agreement,  it will make available,  upon request, to any holder of Securities or prospective  purchasers of

                                       11

Securities  the  information  specified in Rule  144A(d)(4),  unless the Company furnishes  information to the Commission  pursuant to Section 13 or 15(d) of the
1934 Act.

     (l)  Filings.  The Company  will file all  reports and general  consents to service of process in  jurisdictions  required by  applicable  federal and state securities  laws  with  regard  to  sales of the  Securities  and the use of the proceeds therefrom;  provided,  however, that the Purchaser provide all relevant information  to the  Company in writing as to the  Purchaser  required  for such filings.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its  obligations  under this  Agreement,  including (i) the  preparation  and
printing  of  the  Preliminary   Offering  Memorandum  and  the  Final  Offering
Memorandum  (including  financial statements and exhibits) and of each amendment or  supplement  thereto,  (ii) the  preparation,  printing  and  delivery to the
Purchaser  of this  Agreement  and such other  documents  as may be  required in connection  with the  offering,  purchase,  sale,  issuance  or  delivery of the
Securities,  and the  Registration  Rights  Agreement,  (iii)  the  preparation, issuance  and  delivery  of the  stock  certificate  for the  Securities  to the
Purchaser,  including any stock or other  transfer  taxes and any stamp or other duties  payable  upon the sale,  issuance or delivery of the  Securities  to the
Purchaser,  (iv) the fees and  disbursements  of the Company's and the Advisor's counsel, accountants and other advisors, (v) the qualification of the Securities under  securities laws in accordance with the provisions of Section 3(d) hereof, including  filing fees and the reasonable fees and  disbursements of counsel for the Purchaser in connection  therewith and in connection with the preparation of the Blue Sky Survey and any supplement  thereto,  (vi) the printing and delivery to the Purchaser of copies of each  Preliminary  Offering  Memorandum and of the
Final Offering Memorandum and any amendments or supplements  thereto,  (vii) the preparation,  printing and  delivery to the  Purchaser of copies of the Blue Sky
Survey  and any  supplement  thereto  and (viii)  the fees and  expenses  of any transfer  agent or registrar for the  Securities.  The Purchaser and the Company
will each pay fees, costs and expenses of their respective  counsel,  other than those contemplated by Sections 4(a)(v) and 4(a)(vii), which shall be paid by the
Company.

     (b)  Termination  of  Agreement.  If this  Agreement is  terminated  by the
Purchaser in accordance  with the  provisions  of Section 5 or Section  10(a)(i)
hereof, the Company and the Advisor, jointly and severally,  shall reimburse the
Purchaser  for  all  of  its  out-of-pocket  expenses  incurred,  including  the reasonable fees and disbursements of counsel for the Purchaser.

     SECTION 5.  Conditions of Purchaser's  Obligations.  The obligations of the
Purchaser  hereunder  are  subject to the  accuracy of the  representations  and warranties  of the Company and the Advisor  contained  in Section 1 hereof or in certificates of any officer of the Company or the Advisor, to the performance by the Company and the Advisor of their respective  covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinions of Counsel for Company.  At Closing Time, the Purchaser  shall have  received the  favorable  opinions,  dated as of Closing Time, of Blackwell
Sanders LLP, counsel for the Company,  and Venable LLP, special Maryland counsel for the Company, in each case in form and substance  satisfactory to counsel for the  Purchaser,  to such  effect as  counsel  to the  Purchaser  may  reasonably request.  In giving such  opinions,  Blackwell  Sanders LLP may rely,  as to all matters governed by the laws of jurisdictions other than the law of the State of
Missouri and the federal law of the United States, on an assumption that the law of such other jurisdiction is identical to the law of Missouri. Such counsel may also state that,  insofar as such opinions  involve factual  matters,  they have relied,  to the extent they deem proper,  upon  certificates  of officers of the
Company and certificates of public officials.

                                       12

     (b) Opinion of Counsel for the  Purchaser.  At Closing Time,  the Purchaser
shall have received the favorable opinion,  dated as of Closing Time, of Andrews
Kurth  LLP,  counsel  for the  Purchaser,  with  respect  to the  matters as the
Purchaser may reasonably  request. In giving such opinion such counsel may rely, as to all matters  governed by the laws of  jurisdictions  other than the law of the  State  of New York  and the  federal  law of the  United  States,  upon the opinions of counsel  satisfactory  to the  Purchaser,  including  counsel of the
Company.  Such  counsel may also state that,  insofar as such  opinion  involves factual  matters,  they  have  relied,  to the  extent  they deem  proper,  upon certificates of officers of the Company and certificates of public officials.

     (c) Officers' Certificates. (i) At Closing Time, there shall not have been, since the date hereof or since the respective  dates as of which  information is given in the Preliminary Offering Memorandum, any material adverse change in the condition,  financial or  otherwise,  or in the  earnings,  business  affairs or business prospects of the Company, whether or not arising in the ordinary course of  business,  and the  Purchaser  shall  have  received  a  certificate  of the president of the Company and of the chief financial or chief accounting  officer of the Company,  dated as of Closing Time, to the effect that (i) there has been no such material  adverse  change,  (ii) the  representations  and warranties in
Section  1(a)  hereof  are true and  correct  with the same  force and effect as though  expressly  made at and as of Closing  Time,  and (iii) the  Company  has
complied with all  agreements  and  satisfied  all  conditions on its part to be performed or satisfied at or prior to Closing Time.

     (ii) At Closing Time,  there shall not have been,  since the date hereof or since the respective  dates as of which  information is given in the Preliminary
Offering Memorandum, any material adverse change in the condition,  financial or otherwise,  or in the  business  affairs or business  prospects  of the Advisor, whether or not arising in the  ordinary  course of business,  and the  Purchaser shall have  received a  certificate  of the  president of the Advisor and of the chief financial or chief accounting officer of the Advisor,  dated as of Closing
Time,  to the effect that (i) there has been no such  material  adverse  change,
(ii) the representations and warranties in Section 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of
Closing  Time,  and (iii) the  Advisor  has  complied  with all  agreements  and satisfied all conditions on its part to be performed or satisfied at or prior to
Closing Time.

     (d) [Reserved]

     (e)  Accountant's  Comfort Letter.  At the Closing Time of the execution of this  Agreement,  the  Purchaser  shall have  received  from Ernst & Young LLP a letter dated such date, in form and  substance  satisfactory  to the  Purchaser, containing  statements  and  information  of the  type  ordinarily  included  in accountants'  "comfort  letters"  to  initial  purchasers  with  respect  to the financial  statements and certain financial  information  contained in the Final
Offering Memorandum.

     (f) PORTAL.  At the Closing Time, the Securities shall have been designated for trading on PORTAL.

     (g) Additional Documents.  At Closing Time, counsel for the Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein  contemplated,  or in  order  to  evidence  the  accuracy  of  any of the representations  or warranties,  or the  fulfillment  of any of the  conditions, herein  contained;  and all proceedings  taken by the Company and the Advisor in connection  with the issuance and sale of the Securities as herein  contemplated shall be satisfactory in form and substance to the Purchaser and counsel for the
Purchaser.

                                       13

     (h)  Termination of Agreement.  If any condition  specified in this Section shall  not have  been  fulfilled  when and as  required  to be  fulfilled,  this
Agreement  may be  terminated  by the  Purchaser by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party  except as provided in Section 4 and except that
Sections  1, 7, 8 and 9 shall  survive any such  termination  and remain in full force and effect.

     SECTION 6.  Qualified  Institutional  Buyer.  The Purchaser  represents and warrants to, and agrees with, the Company that it is a "qualified  institutional buyer within the meaning of Rule 144A under the 1933 Act.

     SECTION 7. Indemnification.

     (a) Indemnification of the Purchaser.  The Company and the Advisor, jointly and  severally,  agree  to  indemnify  and  hold  harmless  the  Purchaser,  its affiliates,  as such term is defined in Rule 501(b) under the 1933 Act (each, an
"Affiliate"),  its selling  agents,  officers,  directors and employees and each person,  if any, who controls the Purchaser  within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against  any and all loss,  liability,  claim,  damage and expense whatsoever, as incurred,  related to or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary
     Offering  Memorandum and the Final Offering Memorandum (or any amendment or supplement  thereto),  or the omission or alleged  omission  therefrom of a material fact  necessary in order to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss,  liability,  claim,  damage and expense whatsoever,  as  incurred,  to the extent of the  aggregate  amount paid in settlement of any  litigation,  or any  investigation  or proceeding by any governmental  agency  or body,  commenced  or  threatened,  or of any claim whatsoever  based upon any such untrue  statement or omission,  or any such alleged  untrue  statement or omission;  provided  that (subject to Section
     7(d) below) any such settlement is effected with the written consent of the
     Company;

          (iii) against any and all loss,  liability,  claim, damage and expense whatsover,  as  incurred,  related  to or  arising  out of any  breach of a representation,  warranty  or  covenant  by the  Company or the Advisor set forth in this Agreement; and

          (iv) against any and all expense  whatsoever,  as incurred  (including the reasonable fees and  disbursements of counsel chosen by the Purchaser), reasonably  incurred in investigating,  preparing,  conducting or defending
     against  any  litigation,   or  any  investigation  or  proceeding  by  any
     governmental  agency  or  body,  commenced  or  threatened,  or  any  claim whatsoever  based upon any such untrue  statement or omission,  or any such alleged untrue  statement or omission,  to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided,  however,  that this indemnity  agreement shall not apply to any loss, liability,  claim,  damage or expense to the  extent  arising  out of any untrue statement or omission or alleged  untrue  statement or omission made in reliance upon and in conformity with written information  furnished to the Company by the
Purchaser expressly for use in the Preliminary Offering Memorandum and the Final
Offering Memorandum (or any amendment or supplement  thereto),  with the parties hereto confirming that no such information has been furnished.

                                       14

     (b)  Indemnification  of Company,  Directors,  Officers  and  Advisor.  The
Purchaser  agrees to indemnify and hold harmless the Company and the Advisor and each person,  if any, who controls the Company or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability,  claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred,  but only with respect to untrue statements or omissions, or alleged untrue statements or omissions,  made in the
Preliminary Offering Memorandum and the Final Offering  Memorandum,  in reliance upon and in conformity with information  furnished in writing or electronic mail to the Company by the Purchaser  expressly for use in the  Preliminary  Offering
Memorandum and the Final Offering Memorandum, with the parties hereto confirming that no such information has been furnished.

     (c) Actions against Parties;  Notification.  Each  indemnified  party shall give notice as promptly as reasonably  practicable to each indemnifying party of any action  commenced  against it in  respect of which  indemnity  may be sought hereunder (an "Action"),  but failure to so notify an  indemnifying  party shall not relieve such indemnifying  party from any liability  hereunder to the extent it is not  materially  prejudiced as a result thereof and in any event shall not relieve it from any  liability  which it may have  otherwise  than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section
7(a)  above,  counsel  to the  indemnified  parties  shall  be  selected  by the
Purchaser,  and, in the case of parties  indemnified  pursuant  to Section  7(b)
above,  counsel to the indemnified  parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such
Action;  provided,  however,  that counsel to the  indemnifying  party shall not
(except  with the  consent  of the  indemnified  party)  also be  counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and  expenses  of more than one  counsel  (in  addition  to any  local  counsel)
separate from their own counsel for all  indemnified  parties in connection with any  one  Action  or  separate  but  similar  or  related  Actions  in the  same jurisdiction  arising out of the same general  allegations or circumstances.  No indemnifying  party shall,  without the prior written consent of the indemnified parties,  settle or  compromise  or  consent to the entry of any  judgment  with
respect  to  any  litigation,   or  any   investigation  or  proceeding  by  any
governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which  indemnification  or  contribution  could be sought  under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i)
includes an unconditional  release of each indemnified  party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement  Without Consent if Failure to Reimburse.  If at any time an indemnified  party shall have requested an  indemnifying  party to reimburse the indemnified  party for fees and  expenses of counsel,  such  indemnifying  party agrees that it shall be liable for any settlement of the nature  contemplated by
Section 7(a)(ii)  effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such  indemnifying  party of the aforesaid  request,  (ii) such indemnifying  party shall have received notice of the terms of such  settlement  at least 30 days prior to such  settlement  being entered into and (iii) such  indemnifying  party shall not have  reimbursed such indemnified  party in  accordance  with such  request  prior to the date of such settlement.

     SECTION 8. Contribution.  If the indemnification  provided for in Section 7 hereof is for any reason  unavailable  to or  insufficient  to hold  harmless an indemnified  party in respect of any  losses,  liabilities,  claims,  damages or expenses referred to therein,  then each indemnifying  party shall contribute to the aggregate amount of such losses,  liabilities,  claims, damages and expenses incurred by such  indemnified  party, as incurred,  (i) in such proportion as is appropriate  to reflect the  relative  benefits  received by the Company and the
Advisor on the one hand and the Purchaser on the other hand from the offering of the Securities  pursuant to this Agreement or (ii) if the allocation provided by clause  (i) is not

                                       15

permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Advisor on the one hand and of the Purchaser on the other hand in connection  with the  statements or omissions,  which  resulted in such losses,  liabilities,  claims,  damages or  expenses,  as well as any other relevant equitable considerations.

     The  relative  benefits  received by the Company and the Advisor on the one hand and the Purchaser on the other hand in connection  with the offering of the
Securities  pursuant  to  this  Agreement  shall  be  deemed  to be in the  same respective  proportions  as the  total net  proceeds  from the  offering  of the
Securities  pursuant to this Agreement (before deducting  expenses)  received by the Company and the total  underwriting  discount received by the Purchaser,  in each case as set forth on the cover of the Final  Offering  Memorandum,  bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

     The  relative  fault of the Company and the Advisor on the one hand and the
Purchaser on the other hand shall be  determined  by  reference  to, among other things,  whether any such untrue or alleged untrue  statement of a material fact or omission or alleged  omission to state a material fact relates to information supplied by the Company and the  Advisor or by the  Purchaser  and the  parties'
relative intent, knowledge,  access to information and opportunity to correct or prevent such statement or omission.

     The Company and the  Advisor and the  Purchaser  agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata  allocation  or by any other method of  allocation  which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses,  liabilities,  claims, damages and expenses incurred by an indemnified  party and referred to above in this Section 8 shall be deemed to include any legal or other expenses  reasonably  incurred by such indemnified party in investigating,  preparing or defending  against any litigation,  or any investigation  or proceeding by any  governmental  agency or body,  commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No person  guilty of  fraudulent  misrepresentation  (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For  purposes  of this  Section  8, each  person,  if any,  who  controls a
Purchaser  within the meaning of Section 15 of the 1933 Act or Section 20 of the
1934 Act and the  Purchaser's  Affiliates and selling agents shall have the same rights to contribution as the Purchaser,  and each executive officer or director of the Company and each person,  if any,  who  controls  the Company  within the meaning  of  Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 9.  Representations,  Warranties  and  Agreements  to Survive.  All
representations,  warranties  and  agreements  contained in this Agreement or in certificates  of officers of the  Company  and the  Advisor  submitted  pursuant hereto,  shall remain  operative and in full force and effect  regardless of (i)
any investigation made by or on behalf of any the Purchaser or its Affiliates or selling agents, any person controlling the Purchaser,  its officers or directors or any person  controlling  the Company and (ii) delivery of and payment for the
Securities.

     SECTION 10. Termination of Agreement.

     (a) Termination;  General.  The Purchaser may terminate this Agreement,  by notice to the Company,  at any time at or prior to Closing Time (i) if there has been,  since the time of  execution of this

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Agreement or since the respective dates as of which  information is given in the
Preliminary Offering  Memorandum,  any material adverse change in the condition, financial  or  otherwise,  or in the  earnings,  business  affairs  or  business prospects of the Company or the Advisor,  whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the  financial  markets  in the  United  States or the  international  financial markets,  any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development  involving a prospective  change in national or international political,  financial or economic conditions,  in each case the effect  of  which  is such as to make  it,  in the  judgment  of the  Purchaser, impracticable  or inadvisable  to market the Securities or to enforce  contracts for the sale of the  Securities,  or (iii) if trading  generally on the American
Stock Exchange or the New York Stock Exchange or in the NASDAQ Select Market has
been suspended or materially  limited,  or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges  or by  such  system  or by  order  of the  Commission,  the  National
Association of Securities Dealers, Inc. or any other governmental  authority, or
(iv) a material  disruption  has occurred in  commercial  banking or  securities settlement  or  clearance  services  in the United  States,  or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities.  If this Agreement is terminated pursuant to this Section, such  termination  shall be without  liability  of any party to any other  party except as provided in Section 4 hereof, and provided further that Sections 1, 7,
8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. [Reserved]

     SECTION 12. Tax  Disclosure.  Notwithstanding  any other  provision of this
Agreement, from the commencement of discussions with respect to the transactions contemplated  hereby,  the Company (and each employee,  representative  or other agent of the Company) may disclose to any and all persons, without limitation of any  kind,  the tax  treatment  and tax  structure  (as such  terms  are used in
Sections  6011,  6111  and 6112 of the U.S.  Code and the  Treasury  Regulations
promulgated  thereunder) of the transactions  contemplated by this Agreement and all materials of any kind  (including  opinions or other tax analyses)  that are provided relating to such tax treatment and tax structure.

     SECTION 13. Notices. All notices and other  communications  hereunder shall be in  writing  and  shall be  deemed  to have  been  duly  given if  mailed  or transmitted by any standard form of telecommunication.  Notices to the Purchaser shall be directed to Stifel, Nicolaus & Company,  Incorporated, 501 N. Broadway,
St. Louis, Missouri 63102,  attention of T. Richard Kendrick III, with a copy to
Andrews Kurth LLP, 450 Lexington Avenue, New York, New York 10017,  attention of
Richard  Kronthal,  Esq.;  and notices to the  Company and the Advisor  shall be directed  to  them at  Tortoise  Capital  Resources  Corporation,  10801  Mastin
Boulevard,  Suite 222, Overland Park, Kansas 66210,  attention of Terry Matlack, with a copy to Blackwell Sanders LLP, 4801 Main Street, Suite 1000, Kansas City,
Missouri 64112, attention of Steve Carman, Esq.

     SECTION 14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the  purchase  and sale of the  Securities  pursuant to this
Agreement,  including the  determination of the offering price of the Securities and  any  related  discounts  and  commissions,  is an  arm's-length  commercial transaction  between the Company,  on the one hand,  and the  Purchaser,  on the other hand,  (ii) the  Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto  (irrespective of whether the
Purchaser  has advised or is currently  advising the Company on other  matters), and the  Purchaser has no obligation to the Company with respect to the offering
contemplated  hereby  except  the  obligations   expressly  set  forth  in  this
Agreement,  (iii) the  Purchaser  and its  affiliates  may be engaged in a broad range of  transactions  that  involve  interests  that  differ from those of the
Company,  and  (iv)  the

                                       17

Purchaser has not provided any legal, accounting,  regulatory or tax advice with respect to the offering  contemplated  hereby and the Company has  consulted its own  legal,  accounting,  regulatory  and tax  advisors  to the extent it deemed appropriate.

     SECTION 15.  Parties.  This Agreement  shall inure to the benefit of and be binding  upon the  Purchaser  and the Company and their  respective  successors.
Nothing  expressed  or  mentioned  in this  Agreement  is  intended  or shall be construed to give any person, firm or corporation, other than the Purchaser, the
Company and the  Advisor and their  respective  successors  and the  controlling persons and  officers  and  directors  referred to in Sections 7 and 8 and their heirs and legal  representatives,  any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision  herein  contained.  This
Agreement and all conditions  and  provisions  hereof are intended to be for the sole and  exclusive  benefit of the  Purchaser,  the Company and the Advisor and their  respective  successors,  and said  controlling  persons and  officers and directors and their heirs and legal  representatives,  and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION  16.  GOVERNING  LAW.  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS
OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 18.  Counterparts.  This Agreement may be executed in any number of counterparts,  each of which  shall be  deemed to be an  original,  but all such counterparts shall together constitute one and the same Agreement.

     SECTION  19.  Effect of  Headings.  The  Section  headings  herein  are for convenience only and shall not affect the construction hereof.

                            [SIGNATURE PAGE FOLLOWS]

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     If the foregoing is in accordance with your understanding of our agreement, please  sign and return to the  Company a  counterpart  hereof,  whereupon  this instrument, along with all counterparts, will become a binding agreement between the Purchaser, the Company and the Advisor in accordance with its terms.

                                       Very truly yours,

                                       COMPANY:

                                       TORTOISE GAS AND OIL CORPORATION

                                       By  _____________________________________
                                            Name:
                                            Title:

                                       ADVISOR:

                                       TORTOISE CAPITAL ADVISORS, L.L.C.

                                       By  _____________________________________
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By   _____________________________________
      Authorized Signatory

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